Exhibit 4.1

COMMON STOCKINCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK $0.01 PAR VALUE PER SHARE OF NEW YORK COMMUNITY BANCORP, INC. The shares represented by this certificate are transferable only on the stock transfer books of the orporation by the holder of record hereof, or by duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation of the Corporation and any amendments thereto (copies of which are on file with the transfer agent and registrar), to all of which provisions the holder, by acceptance hereof, assents. The shares evidenced by this certificate are not a deposit or an account and are not federally insured or guaranteed. This certificate is not valid unless countersigned and registered by the transfer agent and registrar. IN WITNESS WHEREOF, NEW YORK COMMUNITY BANCORP, INC. has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed. DATED: AND CHIEF EXECUTIVE OFFICER COUNTERSIGNED AND REGISTERED: MELLON INVESTOR SERVICES LLC TRANSFER AGENT AND REGISTRA By: AUTHORIZED SIGNATURE

NEW YORK COMUNITY BANCORP, INC. The shares represented by this certificate are subject to a limitation contained in the Corporation’s Certificate of Incorporation to the effect that in no event shall any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the outstanding shares of common stock (the “Limit”) be entitled or permitted to any vote in respect of shares held in excess of the Limit. The Board of Directors of the Corporation is authorized by resolution (s), from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the voting powers, designations, preferences and relative, participating, optional, or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The Corporation will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof. The shares represented by this certificate may not be cumulatively voted on any matter. The affirmative vote of the holders of at least 80% of the voting stock of the Corporation, voting together as a single class, shall be required to approve certain business combinations and other transactions pursuant to the Certificate of Incorporation or to amend certain provisions of the Certificate of Incorporation. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations. TEN COM — as tenants in common UNIF GIFTS MIN ACT— custodian TEN ENT — as tenants by the entireties (Cusl) (Minor) JT TEN — as joint tenants with right under Uniform Gifts to Minors of survivorship and not as tenants Act. in common (State) Additional abbreviations may also be used though not in the above list. For value received, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFICATION NUMBER OF ASSIGNEE Please print or typewrite name and address Including postal zip code of assignee. shares of the common stock represented by the within certificate and do hereby irrevocably constitute and appoint attorney to transfer the said stock on the books of the within-named corporation with full power of substitution in the premises. DATED NOTICE: The signature to this assignment must correspond with the name as written upon the face SIGNATURE GUARANTEED: 0f the certificate in every Particular without alteration or enlargement or any change whatever. THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15. KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION MAY REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.